EXHIBIT 10.2
WORTHINGTON INDUSTRIES, INC.
2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
NONQUALIFIED STOCK OPTION AWARD AGREEMENT ISSUED TO
[GRANTEE’S NAME]
Worthington Industries, Inc. (“Company”) and its shareholders believe that their business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, you have been granted a nonqualified stock option purchase 5,000 common shares, without par value (“Shares”), of the Company (“NSO”), subject to the terms and conditions described in the Worthington Industries, Inc. 2006 Equity Incentive Plan for Non-Employee Directors (“Plan”) and this Nonqualified Stock Option Award Agreement (“Award Agreement”).
This Award Agreement describes many features of your NSO and the conditions you must meet before you may purchase the Shares underlying the NSO. Any capitalized terms not otherwise defined in this Award Agreement have the same meanings as in the Plan.
To ensure you fully understand the terms and conditions of your NSO, you should:
•	Read the Plan and this Award Agreement carefully; and

•	Contact Dale Brinkman at 614-438-3001if you have any questions about your NSO.
Also, no later than [Date that is 30 Days After Grant Date], you must return a signed copy of the Award Agreement to:
Dale T. Brinkman, Esq.
Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, OH 43085
Nature of Your NSO
You have been granted an NSO to purchase 5,000 Shares if you satisfy the conditions described in the Plan and this Award Agreement and pay the Exercise Price specified below prior to the Expiration Date specified below.
Grant Date: Your NSO was granted on [Grant Date].
Number of Shares Underlying Your NSO: You have been granted an NSO to purchase 5,000 Shares.
Exercise Price: $[Exercise Price] per Share
Expiration Date: Your NSO will expire on [Expiration Date no later than the 10th anniversary of the Grant Date].

When You May Exercise Your NSO
Normal Vesting Date: You may not exercise your NSO until it vests. Normally, your NSO will vest (and become exercisable) if you are serving as a Board member on Vesting Date].
This does not mean that you must exercise your NSO on the Normal Vesting Date; this is merely the first date that you may do so. However, your NSO will expire unless it is exercised before the Expiration Date ([Expiration Date]).
How Your NSO Might Vest (and Be Exercisable) Earlier Than The Normal Vesting Date: Upon a Business Combination or a Change in Control, your NSO will become fully vested and exercisable.
How Termination Will Affect Your NSO:
Death, Disability or Retirement. If you Terminate due to death, Disability or Retirement, your NSO will become fully vested and exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date or [ii] the third anniversary of the Termination date.
Cause. If you are Terminated for Cause, your NSO (whether or not then exercisable) will be forfeited on the Termination date.
Termination for Any Other Reason. If you Terminate for any reason not described above and [i] your NSO is not vested, your NSO will be forfeited on the Termination date, or [ii] your NSO is vested, your NSO may be exercised at any time before the earlier of [a] the Expiration Date or [b] the first anniversary of the Termination date.
Other Ways in Which Your NSO May Be Forfeited: Your NSO will be forfeited if, prior to exercising the NSO, you:
[1]	Without the Board’s written consent, which may be withheld for any reason or for no reason, serve (or agree to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company or other entity or become the owner of a business or a member of a partnership that competes with the Company or a Related Entity or render any service to entities that compete with the Company or a Related Entity; or

[2]	Deliberately engage in any action that the Board concludes could harm the Company or any Related Entity.
Exercising Your NSO
     To exercise your NSO, you must:
[1]	Complete a copy of a Nonqualified Stock Option Exercise Notice, which is available from Dale Brinkman at 614-438-3001; and

[2]	Pay the Exercise Price ([Exercise Price]) for each Share being purchased through the exercise of the NSO.
When you buy a Share by exercising all or a portion of the NSO, the exercised NSO (or a portion thereof) is cancelled and no more Shares may be bought through the cancelled NSO (or portion thereof). The NSO may be exercised with respect to whole Shares only.
If you do not exercise your NSO before the Expiration Date, your NSO will expire and may not be exercised at a later date.
Procedures for Exercising Your NSO: When you exercise your NSO (or a portion thereof), you may pay the Exercise Price:
[1]	Through cash or its equivalent. If you elect this alternative, you must pay the amount of the Exercise Price per Share multiplied by the number of Shares underlying the NSO being purchased in cash or its equivalent through a check made payable to “Worthington Industries, Inc.” When the transaction is complete, as soon as administratively practicable, the Company will issue to you a number of Shares equal to the portion of the NSO you are exercising;

[2]	Through a cashless exercise. If you elect this alternative, you will receive a number of Shares with the Fair Market Value equal to the difference between the Fair Market Value of the Shares being purchased and the aggregate Exercise Price of the Shares being purchased. You will not have to spend any cash to exercise your NSO, but you will receive fewer Shares than if you pay the Exercise Price in cash; or

[3]	Through an exchange. If you elect this alternative, you will be deemed to have simultaneously exercised the NSO and to have sold a number of other Shares (owned by you for at least six months) with a value equal to the NSO’s aggregate exercise price. When the transaction is complete, the balance of the Shares subject to the NSO you exercised will be transferred to you.
If you intend to use either the cashless exercise or exchange method to exercise your NSO, you should contact Dale Brinkman at 614-438-3001when you complete the Nonqualified Stock Option Exercise Notice to be sure you understand the effect of these forms of exercise.
Other Rules Affecting Your NSO
Rights Before Your NSO is Exercised: You will have no voting or dividend rights with respect to Shares underlying an unexercised NSO.
Beneficiary Designation: You may name a beneficiary or beneficiaries to receive or to exercise any vested NSO that is unexercised at your death. This may be done only on a Beneficiary Designation Form, which is available from Dale Brinkman at 614-438-3001, and by following the rules described in that form. This form need not be completed now and is not required as a condition of receiving your NSO. If you die without completing a Beneficiary Designation Form or if you do not complete that form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
Transferring Your NSO: Normally, your NSO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. However, as described above, you may complete a Beneficiary Designation Form to name a beneficiary or beneficiaries to receive any portion of the NSO that may be exercised after you die. Also, the Board may allow you to transfer your NSO to certain Permissible Transferees. Contact Dale Brinkman at the address or number given above if you are interested in transferring your NSO to a Permissible Transferee.
Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.
Other Agreements: Your NSO will be subject to the terms of any other written agreements between you and the Company to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
Adjustments to Your NSO: Your NSO will be adjusted, if appropriate, to reflect any change to the Company’s capital structure after the Grant Date (e.g., the number of Shares underlying your NSO will be adjusted to reflect a Share split).
Other Rules: Your NSO is subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of this NSO. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern.
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Your Acknowledgment of NSO Conditions
By signing below, you acknowledge and agree that:
•	A copy of the Plan has been made available to you; and

•	You understand and accept the terms and conditions placed on your NSO and understand what you must do to exercise your NSO.

[INSERT GRANTEE’S NAME]	WORTHINGTON INDUSTRIES, INC.

By:

(signature)

Date signed:	Date signed:

After a signed copy of your Award Agreement is received, the Board will acknowledge receipt of it.
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Board’s Acknowledgment of Receipt
A signed copy of the Award Agreement issued to [Grantee’s Name] was received on ___.

Worthington Industries, Inc. Board of Directors
By:

Date:

Note: Send a copy of this completed form to the Participant and keep a copy as part of the Plan’s permanent records.